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                                                                    EXHIBIT 99.1

    INDEPENDENT AUDITORS' REPORT OF KPMG LLP ON FINANCIAL STATEMENT SCHEDULE


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Clarus Corporation and Subsidiaries:

Under date of February 8, 2002, we reported on the consolidated balance sheets of Clarus Corporation and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for the years then ended as contained in the Clarus Corporation 2001 Annual Report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule as listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Atlanta, Georgia
February 8, 2002